Exhibit 13.1
Certification of the Group Chief Executive Officer

I, Daniel Burrows, to the best of my knowledge certify, pursuant to, and for the purposes of complying with, Rule 13a-14(b) or rule 15d-14(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and, 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
1.)that this Annual Report on Form 20-F of Fidelis Insurance Holdings Limited for the year ended December 31, 2023 (this “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.)that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Fidelis Insurance Holdings Limited.

Dated: March 15, 2024

/s/ Daniel Burrows
Daniel Burrows
Group Chief Executive Officer -
Fidelis Insurance Holdings Limited